Exhibit 4.1

NEITHER THIS WARRANT NOR SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

Dated as of February 15, 2017

Warrant to Purchase Common Stock

This Warrant to Purchase Common Stock (the “Warrant”) certifies that, for good and valuable consideration, WLES, L.P., a Texas limited partnership (along with its permitted assignees, the “Holder”), is entitled to, and JetPay Corporation, a Delaware corporation (the “Company”), hereby grants the Holder the right to, purchase, as of the date hereof, up to 266,667 fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (as adjusted pursuant to Section 3 hereof) (the “Warrant Shares”), subject to the provisions and upon the terms and conditions hereinafter set forth. The right of the Holder to purchase the Common Stock shall be at a price per share equal to $2.27 (as adjusted pursuant to Section 3 hereof) (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.       Term; Exercise; Payment.

(a)       Term. This Warrant shall be exercisable by the Holder as of the date hereof until prior to 5:00 p.m., Eastern Time, on July 26, 2021 or, if such day is not a Business Day, on the next Business Day (the “Term”), subject to adjustment as provided herein.

(b)       Exercise. This Warrant may be exercised from time to time by the Holder on any Business Day during the Term for no less than twenty percent (20%) of the Warrant Shares purchasable hereunder and in compliance with the provisions of this Warrant by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the “Notice of Exercise”) duly executed) at the principal office of the Company.

(c)       Payment. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the product of (x) the Exercise Price multiplied by (y) the total number of Warrant Shares purchased pursuant to the exercise of this Warrant, by wire transfer of immediately available funds or by a certified or official bank check payable to the order of the Company. The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Shares represented by such exercise (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.

(d)       Net Exercise. In lieu of the payment required in Section 1(c) above, the Exercise Price may be paid at the Holder’s election by surrender of, subject to Section 1(b) above, all or a portion of this Warrant for Warrant Shares (with the Notice of Exercise duly executed) to be exercised under this Warrant (“Net Exercise”). If the Holder elects the Net Exercise method, the Company will issue Warrant Shares in accordance with the following formula:

X =	Y(A-B)
A

Where:

X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1(b)

A =	the Fair Market Value of one (1) Warrant Share on the date of exercise of this Warrant

B =	the Exercise Price

For purposes of the above calculation, “Fair Market Value” shall mean, as of a particular date: (i) the closing sales price of the Common Stock for such day on the domestic securities exchange on which the Common Stock may at the time be listed; (ii) if there have been no sales of the Common Stock on such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on such exchange at the end of such day; (iii) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (iv) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged on a volume weighted basis over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which Fair Market Value is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board of Directors of the Company.

(e)       Stock Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder promptly upon exercise.

2.       Stock Fully Paid; Reservation of Shares. All of the Common Stock issuable upon the exercise of this Warrant, upon issuance and receipt by the Company of the Exercise Price therefor, shall be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

3.       Adjustment of Exercise Price and Number of Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)       Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the Company’s assets (any of which is a “Reorganization Transaction”), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding immediately prior to the consummation of the Reorganization Transaction.

(b)       Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c)       Notice of Corporate Action. If at any time:

(i)       the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or property, or to receive any other right;

(ii)       there shall be any Reorganization Transaction; or

(iii)       there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder at least ten (10) Business Days’ prior written notice of the date on which (A) a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such Reorganization Transaction or dissolution, liquidation or winding up and (B) any such Reorganization Transaction or dissolution, liquidation or winding up shall take place. Such notice in accordance with the foregoing clause shall also specify (Y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right (and the amount and character thereof) and (Z) the date on which any such Reorganization Transaction or dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Reorganization Transaction or dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if delivered in accordance with Section 12(d).

4.       Investment Representations of Holder. Holder represents and warrants to the Company that:

(a)       it has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in this Warrant and the Warrant Shares; and

(b)       this Warrant is, and the Warrant Shares will be, purchased for the Holder’s own account, and not with view to distribution of either this Warrant or the Warrant Shares purchasable upon exercise hereof.

5.       Legend.

(a)       Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)       Removal of Legend and Transfer Restrictions.  Any legend endorsed on a certificate pursuant to this Section 5 shall be removed, and the Company shall issue a certificate without such legend to the Holder of such Warrant Shares if such (i) Warrant Shares are resold pursuant to an effective registration statement under the Securities Act, (ii) Holder satisfies, in the Company’s sole discretion, the requirements of Rule 144 under the Securities Act or (iii) Holder provides the Company with an opinion of counsel for such holder of the Warrant Shares to the effect that a sale, transfer or assignment of such Warrant Shares may be made without registration and that upon such sale, transfer or assignment, such Warrant Shares will not be deemed “restricted securities,” as such term is defined in Rule 144 under the Securities Act.

6.       Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant, and any fractional Warrant Shares will be rounded up or down to the nearest whole number for purposes of calculating the number of Warrant Shares that the Holder is entitled to receive at the time the applicable Notice of Exercise is delivered to the Company by the Holder.

7.       Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise of this Warrant shall have become deliverable, as provided in Section 1(c) or Section 1(d), as the case may be.

8.       Delivery of New Warrant. Subject to Section 1(b) hereof, unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued upon the exercise of this Warrant, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

9.        Parallel Rights; No Impairment. The Company shall not, by amendment of its restated certificate of incorporation (“Certificate of Incorporation”) or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

10.       Registry of Warrants. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Holder’s initial address, for purposes of such registry, is set forth in Section 12(d) below. Holder may change such address by giving written notice of such changed address to the Company.

11.       Representations and Warranties of the Company.

(a)       Organization, Power and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Warrant and to consummate the transactions contemplated hereby. The Company’s execution, delivery and performance of this Warrant has been duly and validly authorized by all necessary corporate action on the part of the Company. The Company is not, and the consummation of the transactions contemplated by this Warrant will not cause the Company to be, in violation of any provision of its Certificate of Incorporation, bylaws or other organizational documents.

(b)       Due Authorization and Valid Issuance. The authorization, issuance, sale and delivery of this Warrant have been duly and validly authorized by all necessary corporate action on the part of the Company. Upon issuance, shares issuable pursuant to this Warrant will be duly and validly issued and outstanding, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issuance thereof and, assuming the accuracy of the representations and warranties of the Holder in Section 4, shall have been issued in material compliance with all securities laws.

(c)       No-Conflict; Non-Contravention.

(i)       No consent, order, authorization, permit, license, approval, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental, non-governmental or other regulatory authority or any party to a material contract of the Company, is required on the part of the Company or any subsidiary of the Company for or in connection with its execution, delivery or performance of this Warrant.

(ii)       Assuming the accuracy of the representations and warranties of the Holder in Section 4, the execution, delivery and performance of this Warrant by the Company will not (i) conflict with any of the provisions of the Certificate of Incorporation, bylaws or other organizational documents of the Company or (ii) with or without notice and/or the passage of time, result in any violation of, be in conflict with, constitute a default or breach under, or cause or give rise to a right to cause the termination, cancellation or acceleration of any obligation or loss of any rights under, any agreement, contract, instrument, operating agreement, partnership agreement, license, permit, authorization, franchise or certificate to which the Company is a party or by which the Company or any of its respective assets or properties is bound, and the impact of which is material to the Company’s business as it is now being conducted.

(d) Validity and Enforceability. This Warrant is, and when duly executed and delivered by the Company, shall be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights and remedies generally.

12.       Miscellaneous.

(a)       This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

(b)       The headings in this Warrant are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Warrant or otherwise affect the meaning or interpretation of this Warrant.

(c)       This Warrant may not, without the prior written consent of the Company, be assigned, transferred or otherwise conveyed by the Holder (by operation of law or otherwise), and any attempted assignment shall be null and void. Subject to the foregoing, this Warrant shall be binding upon and inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

(d)       All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile upon electronic confirmation of receipt, or if mailed by overnight courier service guaranteeing next day delivery, one (1) Business Day after mailing, or if mailed in any other way, then upon receipt, to the Company and the Holder at the following addresses (or at such other address for the Company or the Holder as is specified by like notice):

If to the Company, to:

JetPay Corporation

3939 West Valley Drive

Center Valley, PA 18034

Attn: Chief Executive Officer

Facsimile: 877-861-8488

If to the Holder, to:

WLES, L.P.

2233 Wolf Front Rd.

Van Alstyne, TX 75495

Attn: Trent Voigt
Email: trent@jetpay.co.uk

(e)       For purposes of this Warrant, the term “Business Day” shall mean any day that is not a Saturday or Sunday, or other day on which commercial banks in the City of New York, New York are required or authorized by law to be closed.

(f)       This Warrant and the Exhibit hereto constitutes the full and entire understanding and agreement between the parties with regard to the matters contained herein.

(g)       Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the Holder’s expense, will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

(h)       This Warrant and any provision hereof may not be amended, waived, terminated or modified except by an instrument in writing signed on behalf of both the Company and the Holder.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first above written.

COMPANY:

JETPAY CORPORATION

By:	/s/ Peter B. Davidson
Name: Peter B. Davidson
Title: Vice Chairman & Secretary

[Signature Page to WLES Warrant to Purchase Common Stock]

Exhibit A

Notice of Exercise

TO:	JetPay Corporation

3939 West Valley Drive

Center Valley, PA 18034

Attention: Chief Executive Officer

1. Cash Exercise. The undersigned hereby elects to purchase ____________ shares of Common Stock, par value $0.001 per share (“Common Stock”), of JetPay Corporation, a Delaware corporation (the “Company”), pursuant to the terms of Section 1 of the Warrant to Purchase Common Stock dated February 15, 2017 (the “Warrant”), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.

2. Net Exercise. The undersigned hereby elects to effect a Net Exercise (as such term is defined in the Warrant) for _____________ shares of Common Stock pursuant to Section 1(d) of the Warrant.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

By:

Name:

Title:

Date: